Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and/or officers of S&T Bancorp, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Corporation”), hereby constitute and appoint Robert E. Rout and Wendy Bell, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a registration statement (the “Registration Statement”) on Form S-8 or any other appropriate form, and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Corporation’s common stock, par value $2.50 per share, authorized to be issued or sold pursuant to the Corporation’s S&T Bancorp, Inc. Thrift Plan for Employees of S&T Bank and in connection with any and all amendments to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements relating thereto (including stickers and post-effective amendments), in the name and on behalf of the Corporation and in the name and on behalf of such officer or director of the Corporation, to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, to attest to the seal of the Corporation thereon, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory organization, hereby granting to such attorneys-in-fact and agents, each acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person; and such persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate; and each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has, with full power of substitution and resubstitution, hereunto set his or her hand as of the date specified.

Signature	Title	Date
Principal Officers:

/s/ Todd D. Brice	President and Chief Executive Officer (Principal Executive Officer) and Director	Date: December 15, 2008
Todd D. Brice

/s/ Robert E. Rout	Senior Executive Vice President, Chief Financial	Date: December 15, 2008
Robert E. Rout	Officer, Chief Administrative Officer and Secretary (Principal Financial and Accounting Officer)

/s/ James C. Miller	Chairman of the Board	Date: December 15, 2008
James C. Miller

Directors:

/s/ John N. Brenzia	Director	Date: December 15, 2008
John N. Brenzia

/s/ Thomas A. Brice	Director	Date: December 15, 2008
Thomas A. Brice

/s/ John J. Delaney	Director	Date: December 15, 2008
John J. Delaney

/s/ Michael J. Donnelly	Director	Date: December 15, 2008
Michael J. Donnelly

/s/ William J. Gatti	Director	Date: December 15, 2008
William J. Gatti

/s/ Jeffrey D. Grube	Director	Date: December 15, 2008
Jeffrey D. Grube

/s/ Frank W. Jones	Director	Date: December 15, 2008
Frank W. Jones

Directors:

/s/ Joseph A. Kirk	Director	Date: December 15, 2008
Joseph A. Kirk

/s/ David L. Krieger	Director	Date: December 15, 2008
David L. Krieger

/s/ James V. Milano	Director	Date: December 15, 2008
James V. Milano

	Director	Date:
Christine J. Olson

/s/ Alan Papernick	Director	Date: December 15, 2008
Alan Papernick

/s/ Robert Rebich, Jr.	Director	Date: December 15, 2008
Robert Rebich, Jr.

/s/ Charles A Spadafora	Director	Date: December 15, 2008
Charles A. Spadafora

/s/ Charles G. Urtin	Director	Date: December 15, 2008
Charles G. Urtin